Exhibit 99.2

ACCOUNTING IMPACT OF BUSINESS MODEL CHANGES AND NEW REVENUE RECOGNITION STANDARD ON COMMERCIAL AVIATION

PRESENTATION SCRIPT – POSTED 2/22/18

SLIDE 1 – COVER PAGE / INTRO

Hello – This is Barry Rowan, CFO of Gogo Inc. With me is Mike Bayer, our Chief Accounting Officer. Thank you for joining us.

SLIDE 2 – SAFE HARBOR STATEMENT

Before we get started, let me take a moment to reference the safe harbor provisions of the U.S. securities laws for forward-looking statements, discussed on Slide 2.

This presentation contains certain forward-looking statements and illustrative examples, which represent the beliefs and assumptions of Gogo Inc. only as of the date of this presentation. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Gogo’s actual results or performance to be materially different from any projected results or performance expressed or implied by the forward-looking statements. Gogo undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the important factors that could cause Gogo’s results to differ materially from the forward-looking statements included in this presentation, please see the disclosures contained under the heading “Risk Factors” in Gogo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 22, 2018.

This presentation is posted in the Investor Relations section of Gogo’s website at ir.gogoair.com. The date of this presentation is February 22, 2018.

SLIDE 3 – AGENDA

Turning to Slide 3…..On this presentation we will cover two topics:

First, we will walk through the two primary business models at our Commercial Aviation business under which we contract with our airline partners – the turnkey model and the airline-directed model. We will provide a comparison and discuss the financial statement differences between the two.

Second, we will walk through the impact of the new revenue recognition standard, ASC 606, on Gogo. We will provide a comparison of the new standard to the old standard, ASC 605, and discuss the financial statement differences between the two. Note that this discussion is limited to our Commercial Aviation business as the impact of ASC 606 to our Business Aviation business is not material.

With that, I’ll turn it over to Mike.

SLIDE 4 – COMMERCIAL AIRLINE ARRANGEMENTS (DIVIDER PAGE)

Thanks Barry and hello everyone. As Barry mentioned, we’ll cover two topics in this presentation: 1) a discussion of our two primary Commercial Aviation business models and 2) a discussion of the impact of the new revenue recognition standard on our financial statements. My commentary will follow the slides as laid out in our presentation. Let’s get started.

SLIDE 5 – COMMERCIAL AIRLINE ARRANGEMENTS DESCRIPTION

Turning to slide 5…..The contracts with our Commercial Aviation customers are classified as one of two types of arrangements:

Under the first type of arrangement, which we refer to as the turnkey model, our airline partner purchases the equipment from Gogo and legal title transfers to the airline; however, under such arrangement, we do not transfer substantial control of the equipment to the airline as connectivity or entertainment service pricing to the passengers is determined by Gogo, among other factors. As a result, we account for these transactions as a lease of space for the equipment on an aircraft. The airline then receives a share of gross revenue earned by Gogo. Historically, our contracts have predominantly been under this model.

Under the second type of arrangement, which we refer to as the airline-directed model, we do transfer control of the equipment to our airline customer and therefore account for these types of arrangements as a sale. The airline-directed model has been used on a limited basis historically, but it will become our primary operating model beginning in 2018 as certain existing airlines transition from the turnkey model to the airline-directed model and new airlines come online under the airline-directed model.

It is important to note that, from an accounting perspective and assuming identical economics, such as equipment cost and service revenue generated, free cash flow is the same under both arrangements. However, it should not be assumed that we will experience the same economics under the airline-directed model as we have historically experienced under the turnkey model, particularly as our airline partners establish optimal price points over time.

The impact on Adjusted EBITDA between the two models is dependent upon the amount of our co-investment in equipment and the amount of revenue expected to be received from our airline customer.

SLIDE 6 – ILLUSTRATIVE COMMERCIAL AIRLINE BUSINESS MODEL COMPARISON

Turning to slide 6…..we illustrate here how the two business models are reflected within various line items of our consolidated financial statements.

As we previously mentioned, equipment transactions for contracts that fall under the turnkey model do not qualify for sale treatment and, as a result, we do not recognize equipment revenue or equipment cost. Rather, the cost of equipment is treated as a capital expenditure that is classified as property and equipment on our balance sheet and depreciated over its estimated useful life.

Revenue share payments made to our airline partners under the turnkey model are reported within cost of service.

Proceeds received from our airline partners under the turnkey model are treated as a deferred airborne lease incentive that is amortized over the life of the connectivity services contract, with such amortization reported as a reduction to cost of services.

Conversely, for contracts under the airline-directed model, we recognize equipment revenue and related costs over the duration of the contract and there is no revenue share or amortization of deferred airborne lease incentives.

Beginning in 2018, the purchase of airborne equipment to fulfill our airline-directed contracts will be classified as inventory on the balance sheet, with the net change in inventory balances reflected in cash flows from operations on the statement of cash flows.

Network and other operational costs are treated the same under both types of arrangements.

Lastly, we would like to again emphasize that free cash flow is the same under both operating models from an accounting perspective assuming identical economics.

SLIDE 7 – ILLUSTRATIVE ACCOUNTING IMPACT OF AIRLINE-DIRECTED MODEL – INCOME STATEMENT AND CASH FLOW SUMMARY

Now that we’ve described the differences between our two operating models at Commercial Aviation, the graphic on Slide 7 illustrates how these differences will directionally impact our financial statements.

As more of our airline partners transition to the airline-directed model, equipment revenue will increase as we do not recognize equipment revenue under the turnkey model. Based on the prior ASC 605 revenue accounting standard effective through 2017, we deferred both the equipment revenue and equipment cost at inception and recognize both over the length of the contract.

Equipment gross margins for our Commercial Aviation business will decrease primarily due to the level of co-investment, although we expect that this will improve over time.

Service revenue and average revenue per aircraft, or ARPA, will decrease as more of our airline partners transition to the airline-directed model, which does not have revenue share. However, the reduction in service revenue under the airline-directed model is expected to be largely offset by the elimination of revenue share payments made to our airline partners previously reported within cost of service. Assuming identical contract economics, from an accounting perspective equipment and service revenue, net of revenue share, would be the same under the airline-directed model as under the turnkey model.

The impact to service gross margin of a transition from the turnkey model to the airline-directed model will be dependent on the extent to which the elimination of revenue share payments made to our airline partners is offset by the elimination of the amortization of deferred airborne lease incentives.

Adjusted EBITDA will decline as more airlines shift to the airline-directed model. Here’s why: We currently exclude both the depreciation of airborne equipment and the amortization of deferred airborne lease incentives from Adjusted EBITDA. We do not make similar adjustments for airline-directed arrangements and, as a result, our equipment co-investment lowers Adjusted EBITDA.

Once again, this slide illustrates that free cash flow is the same under both the turnkey and airline-directed models, from an accounting perspective and assuming identical economics.

SLIDE 8 – AIRLINE-DIRECTED MODEL VS. TURNKEY MODEL – ILLUSTRATIVE EXAMPLE

Now that we’ve described the difference between the two models and have shown directionally how the transition from the turnkey model to the airline-directed model will impact our financial statements, let’s turn to Slide 8, where we present an illustrative transaction to demonstrate how the two models flow through our financial statements.

We would like to remind you that this is a simplified example used for illustrative purposes only and is not intended to represent the actual economics within, or expected performance under, our contracts. Additionally, we’ve assumed that the economics are identical under both arrangements, which may not be representative of the economics under our contracts when an airline switches from the turnkey model to the airline-directed model, particularly as our airline partners establish optimal price points over time.

Walking through this illustration, we’ll highlight once again some of the key similarities and differences under the two models. First, free cash flow and earnings through the life of the contract are unchanged.

The most significant changes relate to the accounting treatment of equipment revenue and related cost, equipment proceeds received from our airline partners, service revenue, revenue share payments and the classification of equipment purchases. We’ll briefly walk through each of these changes which were discussed on the previous slides.

First, we will recognize equipment revenue and related cost of equipment under the airline-directed model in our financial statements, which is recognized over the life of the arrangement under the revenue recognition accounting standard in effect as of December 31, 2017.

Looking at service revenue, you will see that it is lower under the airline-directed model. Again, for illustration purposes, we’ve assumed identical economics when an airline transitions from the turnkey model to the airline-directed model. That is, total service revenue when presented net of revenue share is the same. However, revenue share payments are reflected within cost of service and, as a result, you’ll see the reduction in service revenue along with a corresponding reduction in cost of service.

Adjusted EBITDA will decrease as airlines move to the airline-directed model since we will no longer recognize airborne equipment depreciation or amortization of deferred airborne lease incentives, which were removed from Adjusted EBITDA under the turnkey model. This now means that our equipment co-investment is included within Adjusted EBITDA.

Under the airline-directed model, we account for airborne equipment purchases as inventory, which will be reflected as an operating activity within the statement of cash flows. Conversely, airborne equipment purchases under the turnkey model are accounted for as capital expenditures, which are depreciated over their estimated useful lives. Proceeds received from our airline partners are presented as deferred airborne lease incentives and amortized over the life of the contract as a reduction to cost of service revenue.

SLIDE 9 – NEW REVENUE RECOGNITION STANDARD (ASC 606) (DIVIDER PAGE)

We would like to now walk through the accounting impacts on our financial statements upon adoption of the FASB’s new revenue recognition standard, Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers.”

Throughout the remainder of this presentation, we’ll refer to this new standard as “ASC 606” or the “new standard” and we’ll refer to the prior standard as “ASC 605” or the “old standard.” ASC 606 is a complex technical accounting standard which we hope to simplify for you and provide clarity with respect to its impact on Gogo’s financial statements.

SLIDE 10 – NEW REVENUE RECOGNITION ACCOUNTING STANDARD (ASC 606) SUMMARY

Turning to slide 10….We are required to adopt the new revenue standard in the first quarter of 2018. We have elected to adopt the standard using the modified retrospective approach, which requires us to record a cumulative catch-up adjustment to opening retained earnings at January 1, 2018 for all revenue contracts existing at that date. Note that this approach will not result in a restatement of historical periods presented within our financial statements – however, for each quarter during fiscal 2018 we will be required to disclose what our revenues would have been under the old accounting standard, ASC 605.

ASC 606 applies to all of our revenue contracts across all segments, although the most significant impact upon adoption, and to our operations after adoption, will be within our Commercial Aviation segments, both North America and Rest of World. As I previously mentioned, the impact to our Business Aviation segment is not material. Because the new standard only addresses revenue arrangements, we would like to remind you that adoption affects our airline-directed contracts only; turnkey arrangements are largely unaffected as they will continue to be governed by lease accounting rules.

We have identified three topics that will have a material change from our prior accounting treatment: 1) the separability of deliverables related to connectivity equipment and connectivity services, 2) the accounting for variable revenue and options, and 3) the accounting for costs to obtain or fulfill contracts with our customers. We’ll briefly discuss each of these changes and their impact on our financial statements.

First, regarding the separability of deliverables:

Our equipment and services were previously combined and accounted for as a single deliverable under the old standard. This resulted in the deferral of equipment revenue and equipment cost, both of which were recognized ratably over the life of the contract. Under the new standard, for airline-directed contracts we have identified connectivity equipment and connectivity services each as a separate performance obligation, resulting in the full recognition of equipment revenue and related costs as we fulfill our requirement to provide equipment to our customers, generally when equipment has been installed and the airline has commercially launched our services to its passengers. We expect this change to have a material impact on our equipment revenues through periods of significant installations, especially as we fulfill our large number of 2Ku awards.

Second, regarding the accounting for variable revenue and options:

Under both the old and new accounting standard, we are required to allocate contractual consideration among all identified performance obligations and recognize the allocated revenue amounts as the performance obligations are satisfied. The change from the old standard to the new standard relates to the amount of contractual consideration eligible for allocation. Specifically, the old standard excluded all contingent or variable consideration from the allocation among performance obligations, resulting in the full recognition of contingent or variable revenue when the related deliverable was provided to the customer.

Contingent or variable revenue in our contracts range from those with limited variability, for example overages in instances where an airline customer commits to a minimum connectivity plan, to those with significant variability, for example contracts without a minimum commitment such as pay-per-session arrangements. The new standard now establishes allocation objectives, which generally require variable consideration to be estimated and allocated at contract inception, with the estimate updated each quarter thereafter. Due to the significant variability among our Commercial Aviation airline-directed contracts, we anticipate that estimated consideration expected to be received in exchange for future connectivity sessions will result in additional contractual value allocated to equipment revenue and, conversely, amounts allocated to service revenue will decrease as compared to our treatment under the old revenue standard. Based on this revised allocation, we expect equipment margin to improve.

Third, regarding costs incurred to obtain or fulfill a contract with a customer:

Under the new standard, these costs are required to be capitalized and amortized over the term of an airline contract. Our most significant cost subject to this guidance relates to aircraft certification costs, including supplemental type certificates, or STC’s, service bulletins, and other contract-related costs. Within our Commercial Aviation segment, we would like to again note that this guidance only applies to airline-directed arrangements; certification costs incurred to fulfill our turnkey arrangements will continue to be expensed as incurred.

For a further discussion of our significant accounting conclusions surrounding the adoption of ASC 606, see Footnote 2, “Summary of Significant Accounting Policies” in our Report on Form 10-K for the fiscal year ended December 31, 2017.

SLIDE 11 – ILLUSTRATIVE IMPACT OF NEW REVENUE RECOGNITION STANDARD (ASC 606)

Turning to slide 11….Now that we’ve described the main impact of the new revenue recognition standard on Gogo, this graphic illustrates how these differences will directionally impact our financial statements. For this illustration and discussion, the comparison is only between airline-directed contracts under both the old and the new standard.

Equipment revenue and related cost for airline-directed contracts will increase primarily due to the acceleration of recognition upon installation versus the old standard which required equipment revenue and related costs to be deferred and recognized over the life of the contract. Additionally, we expect equipment margin under these contracts to increase as the amount of variable contractual consideration derived from future connectivity sessions is allocated to equipment.

Conversely, we expect that the shift in the allocation from service revenue to equipment revenue will decrease our service margins and ARPA.

The impact of certification costs on engineering, design, and development expense will decline as such costs, for airline-directed contracts only, will be deferred and amortized over the life of the contract.

However, we emphasize that adoption of the new standard has no impact on free cash flow or Adjusted EBITDA over the life of the contract. The impact within individual periods is expected to be minimal as the lower service margins are largely offset by the elimination of the equipment co-investment that was previously amortized over the life of the contract. However, the actual impact within a period will be dependent upon individual airline contract terms and how the contractual consideration is allocated.

SLIDE 12 – NEW REVENUE RECOGNITION ACCOUNTING STANDARD (ASC 606) – AIRLINE-DIRECTED MODEL EXAMPLE

Now that we’ve described the impact to Gogo of the adoption of the new revenue recognition standard and have shown directionally how the adoption will impact our financial statements, let’s turn to Slide 12, where we present a simplified side-by-side comparison to illustrate how an airline-directed contract is accounted for under both the old and new accounting standards, which again assumes identical economics.

For simplicity in highlighting how our financials are affected under ASC 605 and ASC 606, we have assumed fixed contractual consideration at contract inception. Note, however, a highly variable contract may result in a different amount of equipment revenue recognized at contract inception under ASC 606, with subsequent adjustments to equipment revenue as the variability becomes known.

Additionally, we did not model a change in allocation methodology so that you can easily see how the new standard affects our financials. However, the new allocation requirement will result in higher equipment revenue and lower service revenue under the new standard. Adjusted EBITDA over the contract term is the same under both standards.

As you can see in this illustration, the timing of equipment revenue for airline-directed contracts changes as it is recognized immediately upon installation under the new standard compared to deferred recognition over the term of the agreement under the old standard.

You will also see we have added a new line to our balance sheet within this illustration labeled Deferred Asset. This account represents the amount of revenue recognized ahead of the cash collected, primarily due to the allocation of contractual consideration among our performance obligations previously discussed. This differs from Deferred Revenue, which represents the amount of cash collected which exceeds the amount of revenue recognized.

SLIDE 13 – CLOSING

Thank you for joining this presentation. We hope it accomplished our objective of providing a clear understanding of the differences in our two business models at Commercial Aviation and the impact to Gogo of adopting the new revenue recognition standard.

If you have any questions regarding this presentation or our accounting treatment, please contact Gogo’s Investor Relations team at ir@gogoair.com.

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